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                                                                    EXHIBIT 99.1


Press Release

McLeodUSA Incorporated                          Access Communications, Inc.
McLeodUSA Technology Park                       215 South State Street
6400 C Street SW  PO Box 3177                   PO Box 510830
Cedar Rapids, IA 52406-3177                     Salt Lake City, UT 84151-0830
Press and Investor Contact:  Bryce E. Nemitz    Press Contact:  Robert Hatch
Phone:        319-790-7800                      Phone:         801-363-9600
Fax:          319-298-7767                      Fax:           801-333-3606
bnemitz@mcleodusa.com                           roberth@accessld.com
Web Site:  www.mcleodusa.com                    Web Site:  www.accessld.com

                           McLeodUSA to Expand West
                 Addressable Market to Increase by 23 Percent

     Planned acquisition of Access Long Distance seeds westward expansion;

              McLeodUSA to receive proprietary routing technology


Cedar Rapids, Iowa and Salt Lake City, Utah June 1, 1999 Rapidly growing Integrated Communications Provider (ICP) McLeodUSA Incorporated (Nasdaq NMS:MCLD) announced today that it agreed to acquire Access Communications, Inc. and SJ Investments, Inc. of Salt Lake City, Utah, which operate as Access Long Distance. The combined company will be known as McLeodUSA Incorporated.

The owners of Access will receive approximately 1.9 million shares of 144(a) unregistered McLeodUSA stock and about $50 million in cash. McLeodUSA will also assume roughly $97 million in Access debt. Access has 323 employees and operates in nine western states serving approximately 30,000 customers.

Market Area Expansion
----------------------

As a result of this agreement, McLeodUSA will add four new states to its current 16-state Midwest and Rocky Mountain ICP market area: Arizona, New Mexico, Oregon and Washington, and provide total coverage of the US West geography. It will increase the McLeodUSA addressable voice and data market by 23% and raise the ten-year estimated market potential from $65 billion to over $80 billion. The expansion accelerates the Company's total collocation plan to nearly 500 by year-end 2000.
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A Great Fit
------------

"Access is a perfect fit with the McLeodUSA acquisition strategy," said Steve Gray, McLeodUSA President and COO. "First, the company aligns strategically and operationally with McLeodUSA. The contiguous geography of Access and their high penetration approach is aligned with ours. Second, team fit. Access will bring to McLeodUSA over 300 people, highly competitive and well managed. And third, a going, growing concern. Access will act as a seed for our western expansion and provides leverage in two ways: leveraging the current customer base as we add local and data products, and leveraging the current Access team to continue to grow the entire operation."


Proprietary Routing Technology
-------------------------------

In addition to providing traditional long distance service, Access developed and markets a proprietary Enhanced 800 Service to local and national accounts. Simply stated, this technology allows the programming of incoming toll free numbers to "behave" differently depending on where the call originates, the time of day, caller entered digits, and other variables. Call routing also incorporates voice messaging and database look-ups to allow the caller's interaction to influence the specific routing outcome.

The capabilities of the software are unique and have already attracted a number of nationally recognized companies to choose Access as their provider. Gray: "We believe this is just the beginning for this exciting technology. Under the McLeodUSA brand, we plan to continue pursuing this aspect of the national business market. Within our market area, we will enhance our current product capabilities allowing us to deepen the penetration in our markets. From a futuristic perspective, the same logic built into the enhanced 800 routing platform can be adapted to direct e-commerce applications. We believe this will become essential as voice and data traffic converge."

Sales Strength
---------------

Prior to this announcement, McLeodUSA projected doubling its sales force in 1999 from approximately 350 to 700. Access adds an additional 110 customer-focused sales people to that total. Access President Scott Cate stated, "Our long-term strategy has been to add local service and a more diverse product line to our portfolio. This transaction allows us to carry out that strategy. Our sales people will learn the McLeodUSA local service business yet this year, and be ready to sell and support a full array of integrated products in 2000."

Cate added: "The entrepreneurial spirit that has guided Access since its founding in 1985 parallels the spirit we see at McLeodUSA. The opportunity to be the cornerstone for the westward expansion of McLeodUSA will create dramatic opportunities for our employees, and our customers will benefit from an expanded product offering."

"McLeodUSA management is recognized by telecom experts as one of the strongest forces in our industry," added Clark McLeod, Chairman and CEO of McLeodUSA. "Today, with the addition of Scott and his team, we will become even stronger. The Access team is native to its
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market areas in western states and has built enduring customer relationships in their communities. The combined team will focus on providing superior service to maintain low attrition, offering an integrated product for the best value proposition, and serving as a single source providing simple, complete solutions for our customers."

Anticipated Closing Date
-------------------------

The parties expect to complete the transaction within 90 days, subject to Hart-Scott-Rodino clearance and approval of regulatory authorities. The deal does not require approval by McLeodUSA stockholders.

Company Descriptions
---------------------

A publicly traded firm headquartered in Cedar Rapids, Iowa, McLeodUSA is a provider of integrated telecommunications services to business and residential customers. Current customers are located in an eleven-state area that includes Colorado, Iowa, Illinois, Indiana, Michigan, Minnesota, Missouri, North Dakota, South Dakota, Wisconsin and Wyoming. Telecommunications products include local and long distance service, Internet access, voice mail, paging, teleconferencing and calling card services. McLeodUSA is a facilities-oriented communications provider with 15 switches, 7,650 route miles of fiber optics network, 495,000 local lines, and 6,100 employees. McLeodUSA Publishing Company is one of the largest independent publishers of yellow and white page telephone directories in the country. In the next 12 months, McLeodUSA Publishing will distribute nearly 21 million copies of competitive directories in 22 states expected to reach 36 million people.

Access is a privately owned, facilities-based nationwide carrier headquartered in Salt Lake City. Access was founded in 1985 by James R. Greenbaum, Jr., the Company's chairman and CEO. Access provides voice and data long distance services to 30,000 customers in 9 states.

The statements contained in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to revision of expansion plans, availability of financing and regulatory approvals, the number of potential customers in a target market, the existence of strategic alliances or relationships, technological, regulatory or other developments in the Company's business, changes in the competitive climate in which the Company operates and the emergence of future opportunities, all of which could cause actual results and experiences of McLeodUSA Incorporated to differ materially from anticipated results and expectations expressed in the forward-looking statements contained herein. These and other applicable risks are summarized under the caption "Business-Risk Factors" and elsewhere in the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1998, which is filed with the Securities and Exchange Commission.

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